UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 21, 2006

NETBANK, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 770-343-6006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On February 21, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NetBank, Inc. (the “Company”), approved the renewal of the employment agreements of the following executive officers of the Company, which agreements were set to expire on April 1, 2006, for an additional two-year term commencing April 1, 2006:  R. Theodore Brauch, Steven F. Herbert, Charles E. Mapson, Jerald W. McCoy and William M. Ross. When executed, the employment agreement amendments will be filed as exhibits to an amendment to this Current Report on Form 8-K or the Company’s next Annual Report on Form 10-K, depending upon the timing of execution of such amendments.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  On February 21, 2006, Ms. Tamara L. Adler Lundgren, a member of the Company’s Board and the Corporate Governance Committee of the Board, advised the Company that she would not stand for re-election to the Board when her current term as a director expires at the 2006 annual meeting of shareholders of the Company. The resignation of Ms. Adler was not due to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date: February 27, 2006	/s/ Steven F. Herbert
(Signature)

Steven F. Herbert
Chief Financial Executive